Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, John R. Plachetka, Pharm.D., Chief Executive Officer, and I, Matthew E. Czajkowski, Chief Financial Officer, of POZEN Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

(1)    The Company’s periodic report on Form 10-Q for the period ended September 30, 2002 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ JOHN R. PLACHETKA	/s/ MATTHEW E. CZAJKOWSKI
John R. Plachetka, Pharm.D.	Matthew E. Czajkowski

Date: November 13, 2002	Date: November 13, 2002